UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 13, 2026
Date of Report (date of earliest event reported)

HAGERTY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40244	86-1213144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Drivers Edge
Traverse City, Michigan 49684
(Address of principal executive offices and zip code)

(800) 922-4050
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HGTY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) Departure of Directors.

On April 13, 2026, Michael R. Heaton resigned from the Board of Directors (the “Board”) of Hagerty, Inc. (the “Company”), effective immediately. Mr. Heaton served on the Board as the designee of Markel Group Inc. (“Markel”) pursuant to the Investor Rights Agreement as defined and described below. Mr. Heaton’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with Mr. Heaton’s resignation, on April 14, 2026, the Board approved the acceleration of vesting of 10,230 restricted stock units (“RSUs”) granted to Mr. Heaton on July 1, 2025, under the Company's 2021 Stock Incentive Plan. Under the original terms of the award, the RSUs were scheduled to vest on July 1, 2026. The Board determined to accelerate vesting in full, such that all 10,230 RSUs vested on April 14, 2026.

Item 5.02(d) Director Appointment.

Pursuant to the Investor Rights Agreement, dated as of August 17, 2021, among the Company, Hagerty Holding Corp., State Farm Mutual Automobile Insurance Company, and Markel (the “Investor Rights Agreement”), Markel has the right to designate one member of the Board, subject to the terms and conditions set forth therein. Mr. Heaton had served as Markel’s designee since June 2025. Following Mr. Heaton’s resignation, and pursuant to the Investor Rights Agreement, Markel designated Henrik W. Bjørnstad to serve as its Board designee. Mr. Bjørnstad previously served as Managing Director—National Markets at Markel International, a division of Markel. Effective April 14, 2026, the Board appointed Mr. Bjørnstad as a director to serve on the Board until his successor is duly elected and qualified or until the earlier of his death, resignation or removal.

In connection with his appointment, the Board also named Mr. Bjørnstad to the Talent, Culture, and Compensation Committee and the Nominating and Governance Committee, effective April 14, 2026. Mr. Bjørnstad will receive compensation consistent with that provided to the Company's other non-employee directors, as described under “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 24, 2025. Except as described above, there are no transactions or proposed transactions in which the Company is or was a participant and in which Mr. Bjørnstad has or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGERTY, INC.

/s/ Diana M. Chafey
Date: April 15, 2026	Diana M. Chafey
Chief Legal Officer and Corporate Secretary